UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):November 21, 2006
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	1

Item 9.01	Financial Statements and Exhibits	1

EXHIBIT 3.1

i

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) Effective as of November 28, 2006, the Board of Directors of Tekelec (the “Company”) appointed Michael P. Ressner as an additional member of the Company’s Board of Directors (the “Board”). In connection with the appointment of Mr. Ressner, the Board increased the size of the Board from seven to eight directors.
     Upon his appointment to the Board, Mr. Ressner was granted a stock option under the Company’s Amended and Restated Non-Employee Director Stock Option Plan (the “Director Plan”) to purchase 32,500 shares of Tekelec Common Stock at an exercise price of $16.14 per share (i.e., the closing sales price per share on the effective date of Mr. Ressner’s appointment to the Board). Mr. Ressner’s options will vest in eight quarterly installments with the first of such installments vesting on December 31, 2006 and one additional installment vesting on the last day of each calendar quarter thereafter as long as Mr. Ressner continues to serve as a non-employee director of the Company. Mr. Ressner’s options will terminate as to each vested installment four years after vesting, subject to earlier termination or expiration in accordance with the terms of the Director Plan.
     There were no arrangements or understandings between Mr. Ressner and any other persons pursuant to which he was selected as a director of the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective as of November 21, 2006, the Board approved an amendment to Section 3.2 of Article III of the Company’s Amended and Restated Bylaws to increase the size of the Board from seven to eight directors.
     A copy of the Amended and Restated Bylaws, as amended, is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
          The following Exhibit 3.1 is filed as part of this Current Report on Form 8-K:
3.1	Amended and Restated Bylaws of Tekelec, as amended

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: November 28, 2006	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
3.1	Amended and Restated Bylaws of Tekelec, as amended